Exhibit 5.1

October 27, 2026

EON Resources Inc.

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to EON Resources Inc. (formerly known as HNR Acquisition Corp), a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-289191) (as so amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the registration of up to an aggregate of 30,906,300 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), for resale from time to time, pursuant to Rule 415 promulgated under the Securities Act, by the selling securityholders as defined and listed in the Registration Statement under “Selling Securityholders” (the “Selling Securityholders”). The Shares may be sold by the Selling Securityholders as set forth in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Shares consist of:

(a)	3,966,300 shares of Class A Common Stock that have been issued and are outstanding (the “Outstanding Shares”), consisting of (i) 2,000,000 shares issued to FK Venture LLC in consideration of (A) certain South Justis Field assets purchased by the Company pursuant to the Purchase and Sale Agreement, dated June 17, 2025, by and among the Company and the sellers named therein (the “SJF PSA”), and (B) services pursuant to the Master Services Agreement entered into contemporaneously with the SJF PSA (the “MSA”), (ii) 326,300 shares issued to Howie Energy Holdings, LLC for services rendered to the Company, (iii) 45,000 shares issued to Windspeaker Limited for services rendered to the Company, (iv) 80,000 shares issued to IB Capital LLC in consideration of the forgiveness of certain indebtedness of the Company, (v) 1,500,000 shares issued to Pogo Royalty LLC as share consideration in connection with the closing under the Purchase, Sale, Termination and Exchange Agreement, as amended (the “PSTE Agreement”), and (vi) 15,000 shares issued to Saquish Head Capital Partners, LLC for services rendered to the Company;

(b)	up to 1,940,000 shares of Class A Common Stock (the “NPA Conversion Shares”) issuable to White Lion Capital, LLC (“White Lion”) upon conversion of the convertible promissory note in the aggregate principal amount of $300,000 (the “NPA Note”) issued by the Company to White Lion pursuant to the Note Purchase Agreement, dated July 11, 2025, by and between the Company and White Lion, as amended on August 14, 2026 (as amended, the “NPA”);

(c)	up to 5,000,000 shares of Class A Common Stock (the “Exchange Note Conversion Shares” and, together with the NPA Conversion Shares, the “Conversion Shares”) issuable upon conversion of convertible promissory notes in the aggregate principal amount of $1,250,000 originally issued by the Company between November 2024 and May 2025 pursuant to exchange agreements between the Company and the original holders thereof (the “Exchange Agreements” and such notes, the “Exchange Notes”), which Exchange Notes have been subsequently acquired by White Lion; and

Times Square Tower, 7 Times Square, 23rd Floor, New York, NY 10036

Telephone: 212.790.4500 Fax: 212.790.4545

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Sacramento | San Diego | San Francisco | Silicon Valley | Washington, D.C.

EON Resources Inc.

October 27, 2026

(d)	up to 20,000,000 shares of Class A Common Stock (the “ELOC Shares” and, together with the Conversion Shares, the “Issuable Shares”) that the Company may, at its sole discretion, issue and sell to White Lion from time to time pursuant to the Common Stock Purchase Agreement, dated October 17, 2022, by and between the Company (then known as HNR Acquisition Corp) and White Lion, as amended by Amendment No. 1 thereto, dated March 7, 2024, and Amendment No. 2 thereto, dated June 17, 2024 (as amended, the “Purchase Agreement”).

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation (i) the Second Amended and Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on September 16, 2024 (as so amended, the “Certificate of Incorporation”), (ii) the Amended and Restated Bylaws of the Company, effective September 17, 2024, as amended by Amendment No. 1 thereto, effective November 26, 2024 (as so amended, the “Bylaws”), (iii) certain minutes and consents of the Company’s board of directors (the “Board”) relating to the Registration Statement, the Purchase Agreement, the NPA, the NPA Note, the Exchange Agreements, the Exchange Notes and the issuance of the Shares, (iv) the Purchase Agreement, the White Lion RRA, the NPA, the NPA Note, the Exchange Agreements, the Exchange Notes, the SJF PSA, the MSA, the PSTE Agreement and the other agreements and instruments pursuant to which the Outstanding Shares were issued (collectively, the “Transaction Documents”), (v) a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date, (vi) a certificate of an officer of the Company as to certain factual matters (the “Officer’s Certificate”), and (vii) the Registration Statement and the Prospectus, together with such other agreements, documents, certificates and statements of the Company as we have deemed necessary.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. We have further obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

EON Resources Inc.

October 27, 2026

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Outstanding Shares have been duly authorized and validly issued by the Company and are fully paid and nonassessable.

2.	The Conversion Shares have been duly authorized and, when issued and delivered by the Company upon conversion of the NPA Note or the Exchange Notes, as applicable, in accordance with the terms of the NPA and the NPA Note or the Exchange Agreements and the Exchange Notes, as applicable, will be validly issued, fully paid and nonassessable.

3.	The ELOC Shares have been duly authorized and, when issued and delivered by the Company to White Lion against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

To the extent that the obligations of the Company with respect to the issuance of the Issuable Shares depend upon the enforceability of any Transaction Document, the opinions expressed above are subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, receivership or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, and (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion as to the enforceability of any Transaction Document, as to the conversion price, purchase price or number of shares issuable under any Transaction Document, or as to compliance by the Company with any beneficial ownership limitation or the rules of the NYSE American LLC.

The opinion expressed in this opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, including any state securities laws, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

The opinion included herein is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP
Manatt, Phelps & Phillips, LLP